Exhibit 5.1

Reed Smith LLP

101 Second Street

Suite 1800

San Francisco, CA 94105-3659

Tel +1 415 543 8700

Fax +1 415 391 8269

reedsmith.com

November 22, 2021

Jaguar Health, Inc.

200 Pine Street, Suite 400

San Francisco, California 94104

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Jaguar Health, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for:

(a)            the offer and sale by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of up to $75,000,000 in aggregate amount of (i) shares (the “Primary Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), which may be issued in one or more series, (iii) warrants for the purchase of Common Stock and/or Preferred Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”), (iv) subscription rights to purchase Common Stock and/or Preferred Stock (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”), and (v) units comprised of one or more securities described in clauses (a)(i) through (iv) above in any combination (the “Units” and, together with the Primary Shares, the Preferred Stock, the Warrants and the Rights, collectively being referred to herein as the “Primary Securities”), which may be issued under unit agreements, to be dated on or about the date of first issuance of the applicable Units thereunder, by and between the Company and a unit agent selected by the Company (each, a “Unit Agreement”); and

(b)            the resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of a total of 309,242 shares of the Common Stock (the “Secondary Shares”) issued to the Selling Stockholders. The Primary Securities and the Secondary Shares are collectively referred to herein as the “Securities.”

We are acting as counsel for the Company in connection with the registration of the Securities by the Company.

ABU DHABI ♦ ATHENS ♦ AUSTIN ♦ BEIJING ♦ BRUSSELS ♦ CENTURY CITY ♦ CHICAGO ♦ DALLAS ♦ DUBAI ♦ FRANKFURT ♦ HONG KONG
HOUSTON ♦ KAZAKHSTAN ♦ LONDON ♦ LOS ANGELES ♦ MIAMI ♦ MUNICH ♦ NEW YORK ♦ PARIS ♦ PHILADELPHIA ♦ PITTSBURGH ♦ PRINCETON
RICHMOND ♦ SAN FRANCISCO ♦ SHANGHAI ♦ SILICON VALLEY ♦ SINGAPORE ♦ TYSONS ♦ WASHINGTON, D.C. ♦ WILMINGTON

Jaguar Health, Inc. November 22, 2021 Page 2

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We have assumed that the Warrant Agreement, Rights Agreement and Unit Agreement will each be duly authorized, executed, and delivered by the warrant agent, rights agent, and unit agent, respectively, thereunder. With respect to our opinion as to the Primary Shares and Primary Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s certificate of incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Warrants or Rights exercisable for, or Preferred Stock convertible into, Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Primary Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized and available for issuance under the Company’s certificate of incorporation as then in effect and that the consideration for the issuance and sale of the Preferred Stock (or Warrants or Rights exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants, Rights or Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

This opinion is based solely on the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing, we are of the opinion that:

1.              With respect to the Primary Shares, when (i) specifically authorized for issuance by the Company’s board of directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the Primary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the Primary Shares are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the Primary Shares in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Primary Shares have been duly established in conformity with the Company’s certificate of incorporation and bylaws, as then in effect, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Primary Shares have been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable.

Jaguar Health, Inc. November 22, 2021 Page 3

2.              With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate certificate or certificates of amendment or designation relating to a class or series of Preferred Stock to be sold under the Registration Statement has been duly authorized, adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock; (vi) the terms of the sale of such class or series of Preferred Stock have been duly established in conformity with the Company’s certificate of incorporation and bylaws, as then in effect, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.              With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

Jaguar Health, Inc. November 22, 2021 Page 4

4.              With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Rights in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Rights will constitute valid and legally binding obligations of the Company.

5.              With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute valid and legally binding obligations of the Company.

6.              The Secondary Shares are validly issued, fully paid and nonassessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and further consent to all references to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations of the Commission promulgated thereunder.

Jaguar Health, Inc. November 22, 2021 Page 5

Very truly yours,

/s/ REED SMITH LLP

REED SMITH LLP